RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

January 27, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: The Staffing Group Ltd.

SEC File No. 333-185083

On November 14, 2013 my appointment as auditor for The Staffing Group Ltd. (formerly Aviana, Corp.) ceased. I have read The Staffing Group Ltd.’s statements included under Item 4.01 of its Form 8-K dated January 27, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant